UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2004

PROFESSIONALS DIRECT, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-49786 (Commission File Number)	38-3324634 (IRS Employer Identification no.)

161 Ottawa Avenue, N.W., Suite 607 Grand Rapids, Michigan (Address of principal executive offices)	49503 (Zip Code)

Registrant's telephone number,
including area code:  (616) 456-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

          During the preparation of its 2004 third quarter financial statements, Professionals Direct, Inc. ("PDI") identified a reference error in a spreadsheet calculation used in the determination of ceded unearned premium that understated net premiums earned, and consequently, operating and administrative expenses and federal income taxes for the first and second quarters of 2004. The effect of this error was to understate net income by $315 and $380 for the three months ended June 30 and March 31, 2004, respectively, and $695 for the six months ended June 30, 2004.

          The error was the result of an incorrect reference within one of the electronic worksheets used to calculate ceded unearned reinsurance premiums on a state-by-state basis. Electronic worksheets utilize formulas that reference data organized in cells. These formulas are updated annually to reflect changes in treaty provisions. When the 2004 treaty worksheet was modified, a wrong group of data cells were referenced. As a result, part of the ceded unearned premium was excluded from the summary used to prepare the journal entry that adjusts the general ledger. Although the worksheet contains various checks and controls designed to alert the user of possible errors, the error that occurred in this instance was not identified until management examined the particular reference point during its 2004 third quarter review.

          The impact of the calculation error was limited to the first and second quarter financial statements of 2004 (the only financial statements using data from the aforementioned worksheet). The Company has revised the electronic worksheet to include new alerts to identify additional potential errors. In addition, the Company plans to review its existing internal control procedures to improve its ability to detect and correct any future errors.

          PDI management concluded that it would recommend restatement of the previously issued financial statements for the quarters ended June 30 and March 31, 2004. PDI's independent registered public accounting firm, BDO Seidman LLP (BDO), concurred with management's recommendation to restate. On October 28, 2004, PDI's Audit Committee met to discuss these matters with management and BDO. The Audit Committee agreed with management's recommendation to restate and concluded that the interim financial statements previously filed for the interim periods ended June 30 and March 31, 2004 should no longer be relied upon.

          PDI expects to file its restated unaudited interim financial statements by amending its Forms 10-QSB for the quarters ended June 30 and March 31, 2004 and expects to make these filings prior to filing its third quarter 2004 Form 10-QSB in November 2004.

          Adjustments resulting from the matters described above on the June 30 and March 31, 2004 financial statements follow:

	As of March 31, 2004
	(000 omitted)
Balance Sheet Account	Previously Reported	Adjustment	As Restated

Prepaid reinsurance premiums	$2,283	$707	$2,990
Net deferred federal income taxes	$1,183	$(3)	$1,180
Other liabilities	$2,164	$324	$2,488
Retained earnings	$7,023	$380	$7,403

	Three Months Ended March 31, 2004
	(000 omitted, except per share amounts)
Income Statement Account	Previously Reported	Adjustment	As Restated
Net premiums earned	$3,840	$707	$4,547
Operating and administrative expenses	$1,558	$133	$1,691
Federal income taxes	$134	$194	$328
Net income	$256	$380	$636
Comprehensive income	$486	$380	$866
Basic and diluted net income per share	$0.77	$1.14	$1.91
Basic and diluted comprehensive income per share	$1.46	$1.14	$2.60

	June 30, 2004
	(000 omitted)
Balance Sheet Account	Previously Reported	Adjustment	As Restated

Prepaid reinsurance premiums	$2,969	$1,238	$4,207
Net deferred federal income taxes	$1,377	$(21)	$1,356
Other liabilities	$1,523	$522	$2,045
Retained earnings	$7,223	$695	$7,918

	Three Months Ended June 30, 2004
	(000 omitted, except per share amounts)
Income Statement Account	Previously Reported	Adjustment	As Restated
Net premiums earned	$4,007	$531	$4,538
Operating and administrative expenses	$1,112	$51	$1,163
Federal income taxes	$98	$165	$263
Net income	$200	$315	$515
Comprehensive income (loss)	$(252)	$315	$63
Basic and diluted net income per share	$0.60	$0.94	$1.54
Basic and diluted comprehensive income (loss) per share	$(0.76)	$0.94	$0.18

	Six Months Ended June 30, 2004
	(000 omitted, except per share amounts)
Income Statement Account	Previously Reported	Adjustment	As Restated
Net premiums earned	$7,847	$1,238	$9,085
Operating and administrative expenses	$2,526	$184	$2,710
Federal income taxes	$232	$359	$591
Net income	$456	$695	$1,151
Comprehensive income	$234	$695	$929
Basic and diluted net income per share	$1.37	$2.08	$3.45
Basic and diluted comprehensive income per share	$0.70	$2.08	$2.78

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 2, 2004	PROFESSIONALS DIRECT, INC.

By: /s/ Stephen M. Tuuk
Stephen M. Tuuk President and Chief Executive Officer